Exhibit 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares, US$0.001 par value per share, of CNinsure Inc., a Cayman Islands exempted company with limited liability, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.
The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 16th day of May, 2011.

CDH Inservice Limited
By:	/s/ Zhenyu Wang
	Name:	Zhenyu Wang
	Title:	Director

CDH China Growth Capital Fund II, L.P. By: CDH China Growth Capital Holdings Company Limited, its General Partner
By:	/s/ Shangzhi Wu
	Name:	Shangzhi Wu
	Title:	Director

CDH China Growth Capital Holdings Company Limited
By:	/s/ Shangzhi Wu
	Name:	Shangzhi Wu
	Title:	Director

China Diamond Holdings III Limited
By:	/s/ Shangzhi Wu
	Name:	Shangzhi Wu
	Title:	Director

China Diamond Holdings Company Limited
By:	/s/ Shangzhi Wu
	Name:	Shangzhi Wu
	Title:	Director